SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   July 26, 2001
                                                --------------------------------


                         Duck Head Apparel Company, Inc.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Georgia
                                 -------------
                          (State of Other Jurisdiction
                                of Incorporation)

         1-15585                                          58-2510086
---------------------------                      ---------------------------
(Commission File Number)                       (IRS Employer Identification No.)


1020 Barrow Industrial Parkway, Winder, Georgia                  30680
-----------------------------------------------                  -----
  (Address of Principal Executive Offices)                     (Zip Code)

                                 (770) 867-3111
                               ------------------
                         (Registrant's Telephone Number
                              Including Area Code)

                                 Not Applicable
                              --------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)








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ITEM 5.  OTHER EVENTS.

     On July 26, 2001, Duck Head Apparel Company, Inc., a Georgia corporation (the "Company"), Tropical Sportswear Int'l Corporation, a Florida corporation ("TSI"), and HB Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of TSI ("Sub"), entered into Amendment Number One (the "Amendment") to the Agreement and Plan of Merger dated as of June 26, 2001 by and between the Company, TSI and Sub (the "Merger Agreement"), pursuant to which TSI has agreed to acquire 100% of the common stock of Duck Head in a tender offer and subsequent merger. A copy of the Amendment is filed herewith as Exhibit 2.2. Also on July 26, 2001, TSI and the Company issued a joint press release announcing the execution of the Amendment, a copy of which is filed herewith as
Exhibit 99.2.

     TSI's tender offer is subject to TSI's satisfactory completion of its due diligence review of Duck Head. The amendment extends the date by which TSI must complete its due diligence from July 26, 2001 to August 6, 2001. In addition, the Amendment provides that the initial expiration date of the offer shall remain Midnight on August 8, 2001, unless Duck Head shall have received a proposal by a competing bidder and shall have notified TSI of the competing bid, in which case the offer shall expire on the earlier of (A) five business days after the Board of Directors of Duck Head determines to recommend such competing offer to the Duck Head shareholders or (B) the seventh business day following the notice from Duck Head to TSI regarding the competing bid. The Amendment leaves unchanged provisions of the Merger Agreement setting forth other circumstances under which the expiration date may and, in some cases must, be extended. The Amendment also makes August 2, 2001 the earliest date that the Duck Head Board of Directors can respond to a proposal from a competing bidder, provide confidential information to any competing bidder or change its recommendation to shareholders respecting the offer and subsequent merger in response to an offer from a competing bidder. Subject to satisfactory completion of TSI's due diligence review and additional closing conditions, the transaction is expected to close in TSI's fiscal quarter ending September 29, 2001.

     The Company cautions that any forward-looking statements contained in this report represent current expectations of future events and involve certain risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward-looking statements as a result of factors including, without limitation, conditions and contingencies in connection with the tender offer and merger including, without limitation, the satisfactory completion of TSI's due diligence investigation of the Company and its business; difficulties in integrating the operations of the Company with TSI; delays or other difficulties in implementing TSI's operating plans for the Company after the merger; the inability to achieve projected revenue and earnings in fiscal 2001; the inability to achieve cost savings related to recent reductions in staff; general economic conditions, including recession or other cyclical effects impacting apparel industry customers in the US or abroad; potential changes in demand in the retail market; the continued acceptance of TSI's and the Company's existing and new products by their major customers; the financial strength of TSI's and the Company's major customers; delays associated with the timing of introduction, shipment and acceptance of the Victorinox(R) apparel line; the ability of TSI to continue to use certain licensed trademarks and

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

tradenames, including Victorinox(R), John Henry(R), Bill Blass(R), and Van Heusen(R); potential changes in price and availability of raw materials and global manufacturing costs and restrictions; increases in costs; and other risk factors listed from time to time in TSI's and the Company's reports (including their Annual Reports on Forms 10-K) filed with the Securities and Exchange Commission. Forward-looking statements contained in this press release are not protected by the safe harbor provisions set forth in the Private Securities Litigation Reform Act of 1995.

     This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company. The Offer will be made pursuant to a tender offer statement and related materials. Investors and security holders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer when they become available because they will contain important information that should be read carefully before any decision is made with respect to the Offer. The tender offer statement will be filed by TSI and Sub with the Securities and Exchange Commission (the "SEC"), and a solicitations/recommendation statement will be filed by the Company with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by TSI and the Company at the SEC's website, www.sec.gov, or upon request.

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
ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

2.2 Amendment Number One dated July 26, 2001 to Agreement and Plan of Merger dated as of June 26, 2001, by and among Tropical Sportswear Int'l Corporation, HB Acquisition Corp. and Duck Head Apparel Company, Inc.

99.2 Joint Press Release of Tropical Sportswear Int'l, Inc. and Duck Head Apparel Company, Inc., dated July 26, 2001.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DUCK HEAD APPAREL COMPANY, INC.


Date: July 26, 2001           By: /s/ K. Scott Grassmyer
                              ------------------------------------
                               K. Scott Grassmyer
                               Senior Vice President
                               & Chief Financial Officer







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